Exhibit 99.8

Name	POC	POC Amt	Plan Payment	Comment
TW Telecom	78	$6,845.75	$0.00	Debtor disputes and has objected to the Claim.
Evans & Mullinix, P.A.			$40,000.00

Estimated fees and costs incurred and to be incurred in noticing the Plan and Disclosure Statement, the Confirmation Order and the Final Decree and disbursing funds and closing estate. Any funds not required to pay this payment will be disbursed to the Class 4 Creditors.

CBIZ			$5,000.00	This is an estimated amount for preparation of the final tax returns. Any funds not required to pay this payment will be disbursed to the Class 4 Creditors.
UST Quarterly Fees			$2,000.00	This is an estimated amount, based on the total sums available for disbursement upon Confirmation. Any funds not required to pay this payment will be disbursed to the Class 4 Creditors.
Kincaid & Rees Parkway Professional Building			$10,000.00

This is the estimated rent through a period ending sixty (60) days after all collections have been concluded and all funds disbursed.  Rent accrues at the rate of $750.00 per month.  Any funds not required to pay this payment will be disbursed to the Class 4 Creditors.

Bryan Cave			$5,000.00	Estimated fees and costs for filing final SEC reports.

Total Estimated Fees			$62,000.00